News Release
EXHIBIT 99.1
SM ENERGY ANNOUNCES PARTICIPATION IN UPCOMING INVESTOR MEETINGS
DENVER, CO September 22, 2020 - SM Energy Company (the “Company”) (NYSE: SM) today announces that the Company will be participating in upcoming investor meetings. An updated investor presentation will be posted to the Company’s website at ir.sm-energy.com before market open on September 22, 2020.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
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